                                                                    Exhibit 11.1


                     EDISON SCHOOLS, INC. AND SUBSIDIARIES
               COMPUTATION OF PRO FORMA EARNINGS (LOSS) PER SHARE
                (dollars in thousands, except per share amounts)



                                                For the year         For the nine
                                                    ended            months ended
                                                June 30, 1998       March 31, 1999

Net (loss)                                         $(22,033)            $(20,715)
                                                 ----------           ----------

Common stock outstanding at:
  July 1, 1997                                    6,214,709
  July 1, 1998                                                         6,214,711

Convertible preferred stock outstanding at:
  July 1, 1997                                   36,505,671
  July 1, 1998                                                        43,448,289


Add:

Series G Common Stock                                   0.5

Series H Common Stock                                   0.5

Series D Convertible Preferred Stock              3,127,995            4,949,760

Series C Convertible Preferred Stock                562,054
                                                 ----------           ----------

Pro forma weighted average number of shares
  outstanding, assuming conversion of
  convertible preferr                            46,410,430           54,612,760
                                                 ----------           ----------

Pro forma net loss per share                         $(0.47)              $(0.38)
                                                 ----------           ----------

HISTORICAL LOSS PER SHARE

Net (loss)                                         $(22,033)            $(20,715)
                                                 ----------           ----------




              COMPUTATIONS OF PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING
                       FROM JULY 1, 1997 TO JUNE 30, 1998

                                                                          Common
                                                                           Stock            Common
                                    Date                # of Days       Equivalents          Stock
No. of Shares Issued               Issued              Outstanding           %            Equivalents
--------------------               ------              -----------      ------------      -----------
                               Common shares
 6,214,709               outstanding @ July 1, 1997         365             100%            6,214,709

                              Preferred shares
36,505,671               outstanding @ July 1, 1997         365             100%           36,505,671

         2                        12/18/97                  194             53.2%                   1

 1,057,473                        12/18/97                  194             53.2%             562,054

 5,885,145                        12/18/97                  194             53.2%           3,127,996
----------                                                                                 ----------
49,663,000                                                                                 46,410,431





              COMPUTATIONS OF PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING
                      FROM JULY 1, 1998 TO MARCH 31, 1999

                                                                          Common
                                                                           Stock            Common
                                    Date                # of Days       Equivalents          Stock
No. of Shares Issued               Issued              Outstanding           %            Equivalents
--------------------               ------              -----------      ------------      -----------
                               Common shares
 6,214,711               outstanding @ July 1, 1997         365             100%            6,214,711

                              Preferred shares
43,448,289               outstanding @ July 1, 1997         365             100%           43,448,289

 4,271,352                         8/27/98                  218             79.3%           3,386,018

 3,945,224                        12/14/98                  109             39.6%           1,563,743
----------                                                                                 ----------
57,879,576                                                                                 54,612,761
